PARTICIPATING FUNDS

[_] U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES CORE U.S. AGGREGATE BOND ETF (ISHAGG)
    ISHARES CORE U.S. CREDIT BOND ETF (ISHCRED)
    ISHARES 1-3 YEAR CREDIT BOND ETF (ISHCRED1-3)
    ISHARES GOVERNMENT/CREDIT BOND ETF (ISHGOVCR)
    ISHARES IBONDS DEC 2018 CORPORATE ETF (ISHIBDH)
    ISHARES INTERMEDIATE CREDIT BOND ETF (ISHICRED)
    ISHARES INTERMEDIATE GOVERNMENT/CREDIT BOND ETF (ISHIGOVCR)
    ISHARES U.S. FIXED INCOME BALANCED RISK ETF (ISHINC)
    ISHARES CORE 1-5 YEAR USD BOND ETF (ISHISTB)
    ISHARES AAA - A RATED CORPORATE BOND ETF (ISHQLTA)
    BlackRock Alternative Strategies Fund - Trading Account (ACS-TRD) BlackRock Multi Asset Income - Passive Fixed Income Portfolio (BR-INC-PFI) BlackRock Low Duration Bond Portfolio (BR-LO)
    GuideStone Funds Low Duration Bond Fund (GUIDE)
    U.S. Total Bond Index Master Portfolio (MIP_AGG)
    Nationwide Bond Index Fund (NW-BI)
    Advanced Series Trust - AST BlackRock Low Duration Bond Portfolio
    (SMF_PRULO)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of Offering Commencement:  12-01-2015

Security Type:                  BND/CORP

Issuer                          Citigroup Inc. (2018)

Selling Underwriter             Citigroup Global Markets Inc

Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                [_] Other:

List of Underwriter(s)          Citigroup Global Markets Inc., BBVA Securities
                                Inc., Commerz Markets LLC, Credit Suisse
                                Securities (USA) LLC, Deutsche Bank Securities
                                Inc., KKR Capital Markets LLC, Mitsubishi UFJ
                                Securities (USA), Inc., Natixis Securities
                                Americas LLC, RBS Securities Inc., Blaylock
                                Beal Van, LLC, Capital One Securities, Inc.,
                                CastleOak Securities, L.P., CIBC World Markets
                                Corp., C.L. King & Associates, Inc., Danske
                                Markets Inc., Fifth Third Securities, Inc.,
                                ING Financial Markets LLC, Lebenthal & Co.,
                                LLC, MFR Securities, Inc., Mizuho Securities
                                USA Inc., National Bank of Canada Financial
                                Inc., Nykredit Bank A/S*, PNC Capital Markets
                                LLC, RB International Markets (USA) LLC,
                                RedTail Capital Markets, LLC, Regions
                                Securities LLC, Scotia Capital (USA) Inc.,
                                SMBC Nikko Securities America, Inc., Standard
                                Chartered Bank*
                                SunTrust Robinson Humphrey, Inc., Telsey
                                Advisory Group LLC

                                                                    Page 1 of 2

Rule 10f-3 Report - Definitions

TRANSACTION DETAILS

Date of Purchase      12-01-2015

Purchase Price/Share
(PER SHARE / % OF PAR)  $99.986  Total Commission, Spread or Profit      0.250%
                        --------                                         ------

1.  Aggregate Principal Amount Purchased (a+b)                   $  104,283,000
                                                                 --------------

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase) $   28,575,000

    b.  Other BlackRock Clients                                  $   75,708,000

2.  Aggregate Principal Amount of Offering                       $1,650,000,000
                                                                 --------------
FUND RATIO
[Divide Sum of #1 by #2]                                                0.06320
Must be less than 0.25

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]

[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]

[_] Eligible Municipal Securities

[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]

[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X]  YES  The securities were offered pursuant to an underwriting or similar
[_]  NO   agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X]  YES  No affiliated underwriter was a direct or indirect participant in,
[_]  NO   or benefited directly or indirectly from, the transaction.


Completed by:            Dipankar Banerjee               Date:  12-03-2015
                         ------------------------------         ---------------

Rule 10f-3 Report - Definitions

                        Global Syndicate Team Member

Approved by:            Steven Delaura                  Date:  12-03-2015
                        ------------------------------         ----------------
                        Global Syndicate Team Member


DEFINITIONS

TERM                       DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the
                           Funds' participation in the offering by the Funds
                           and other accounts managed by BlackRock divided by
                           the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such
                               country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price to
                               all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as
                               required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e.,
                               other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                               Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities
                               (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions

TERM                            DEFINITION
Eligible Municipal Securities   The securities:

                                (a) are direct obligations of, or obligations guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue
                                Code;

                                (b) are sufficiently liquid that they can be
                                    sold at or near their carrying value
                                    within a reasonably short period of time;
                                    and

                                (c) either

                                     (1) are subject to no greater than
                                         moderate credit risk; or

                                     (2) if the issuer of the municipal
                                         securities, or the entity supplying
                                         the revenues or other payments from
                                         which the issue is to be paid, has
                                         been in continuous operation for less
                                         than three years, including the
                                         operation of any predecessors, the
                                         securities are subject to a minimal
                                         or low amount of credit risk.

                                Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering     The securities are sold in an offering where

                                (a) the securities are offered or sold in
                                    transactions exempt from registration
                                    under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules
                                    501-508 thereunder;

                                (b) the securities were sold to persons that
                                    the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                                (c) the seller and any person acting on behalf
                                    of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A.

Government Securities Offering  The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States;
                                or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions

TERM                              DEFINITION
U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being
                                  offered to the public.